                                                                    Exhibit 99.1

          This Proxy is solicited on behalf of the Board of Directors

                                [QUANTUM'S LOGO]

                        SPECIAL MEETING OF STOCKHOLDERS
                                  [    ], 1999

     The undersigned stockholder(s) of Quantum Corporation, a Delaware corporation, hereby acknowledge(s) receipt of the Notice of Special Meeting of Stockholders and Proxy Statement,
     each dated       , 1999, and hereby appoints Michael A. Brown
     and Richard L. Clemmer, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of Quantum
     Corporation, to be held         , 1999 at 10:00 a.m., Pacific
     Standard Time, at Quantum Corporation, 500 McCarthy Boulevard, Milpitas, California 95035, and at any adjournment or adjournments thereof, and to vote (including cumulatively, if required) all shares of Common Stock which the undersigned would be entitles to vote if then and there personally present, on the matters set forth on the reverse side:

            (continued, and to be signed and dated on reverse side)

                                                  COMPANY #
                                                  CONTROL #


                    THERE ARE THREE WAYS TO VOTE YOUR PROXY

  Vote By Phone     Vote Via Internet

 [1-800-        ] http://www.               Vote by Mail
Use any touch-      Use the Internet     Mark, sign and
tone telephone to   to vote your         date your proxy
vote your proxy     proxy 24 hours a     card and return
24 hours a day, 7   day, 7 days a        it in the
days a week. Have   week. Have your      postage-paid
your proxy card     proxy card proxy     envelope we have
in hand when you    card in hand when    provided.
call. You will be   you access the
prompted to enter   web site. You
your 3-digit        will be prompted
company number      to enter your 3-
and a 7-digit       digit company
control number,     number and a 7-
which are located   digit control
above, and then     number, Which are
follow the simple   located above, to
instructions.       create and
                    electronic
                    ballot.
                              Please detach here

Your                THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1 AND 2
telephone   1. Proposal to adopt the Restated Certificate of Incorporation
or
Internet    [_] FOR                   [_] AGAINST                   [_] ABSTAIN
vote
authorizes  2. Proposal to adopt amendments to the Quantum Corporation
the named   Employee Stock Purchase Plan.
proxies to
vote your   [_] FOR                   [_] AGAINST                   [_] ABSTAIN
shares in
the same    and in their discretion, upon such other matters which may
manner as   properly come before the meeting or any adjournment or
if you      adjournments thereof.
marked,
signed and  The shares represented by this proxy when properly executed will
returned    be voted in the manner directed herein by the undersigned
the proxy   Stockholder(s). If no direction is made, this proxy will be voted
card. The   FOR items 1 and 2. If any other matters properly come before the
deadline    meeting, or if cumulative voting is required, the persons named in
for         this proxy will vote, in their discretion.
telephone
or
Internet
voting is
     PST,
on
          ,
1999.

                                         Dated


                                         ------------------------------------
                                         Signature(s) of Stockholder(s) in Box
                                         PLEASE SIGN exactly as name appears
                                         at left. Joint owners should each
                                         sign. Executors, administrators,
                                         trustees, etc. should so indicate
                                         when signing. If signer is a
                                         corporation, please sign full name by
                                         duly authorized officer.
                                         Address change? Mark box [_] Indicate
                                         change at left